Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of BayCom Corp (“the Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Ugust
Date: August 10, 2026	/s/ Christopher F. Baron
Christopher F. Baron
President and Chief Executive Officer

Date: August 10, 2026	/s/ Kevin L. Thompson
Kevin L. Thompson Executive Vice President, Chief Financial Officer and Corporate Secretary